UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2012

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 23, 2012, the Company announced that it had increased the authorized amount under its existing share repurchase program to a total of up to $250.0 million of its common shares. This represents an increase of approximately $163.3 million from the approximately $86.7 million remaining under the previous share repurchase program announced on February 16, 2011. Repurchases under the program may be made in open market or privately negotiated transactions or otherwise, from time to time, depending on market conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

July 23, 2012	By:	/s/ Allan C. Decleir

Name: Allan C. Decleir
Title: Executive Vice President and Chief Financial Officer